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EXHIBIT 24.1

POWER OF ATTORNEY—CLEAN ENERGY FUELS CORP. DIRECTORS

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of CLEAN ENERGY FUELS CORP., a Delaware corporation (the "Company"), hereby nominate and appoint ANDREW J. LITTLEFAIR and RICHARD R. WHEELER, and each of them acting or signing singly, as his agents and attorneys-in-fact (the "Agents"), in his respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration under the Securities Act of shares of Preferred Stock of the Company, shares of Common Stock of the Company and warrants to purchase shares of Preferred Stock and/or Common Stock of the Company (including the final prospectus, schedules and all exhibits and other documents filed therewith or constituting a part thereof); (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such registration statement effective or to terminate its effectiveness; and (3) any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.

        Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC") or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Securities Act and any other applicable law.

        Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

        This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Signature	Title	Date

/s/ JOHN S. HERRINGTON John S. Herrington	Director	July 7, 2008
/s/ ANDREW J. LITTLEFAIR Andrew J. Littlefair	Director	July 9, 2008
/s/ JAMES C. MILLER III James C. Miller III	Director	July 9, 2008
/s/ WARREN I. MITCHELL Warren I. Mitchell	Director	July 7, 2008

/s/ BOONE PICKENS Boone Pickens	Director	July 9, 2008
/s/ KENNETH M. SOCHA Kenneth M. Socha	Director	July 7, 2008
/s/ VINCENT C. TAORMINA Vincent C. Taormina	Director	July 7, 2008

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  EXHIBIT 24.1